SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               Moore Medical Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:
            ____________________________________________________________________

      2)    Aggregate number of securities to which transaction applies:
            ____________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            ____________________________________________________________________

      4)    Proposed maximum aggregate value of transaction:
            ____________________________________________________________________

      5)    Total fee paid:
            ____________________________________________________________________

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            ____________________________________________________________________

      2)    Form, Schedule or Registration Statement No.:
            ____________________________________________________________________

      3)    Filing Party:
            ____________________________________________________________________

      4)    Date Filed:
            ____________________________________________________________________

                                                          [LOGO of Moore Medical
                                                             The Supply Experts]

                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2003

Dear Stockholder,

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Moore Medical Corp., a Delaware corporation (the "Company"), will be held at The Michelangelo Hotel, in the Roman Room, located at 152 West 51st Street, New York, NY 10019, on Thursday, May 22, 2003 at 11:00 a.m., local time. At the Meeting we will ask stockholders to consider and act upon the following matters:

          (1) The election of seven directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. The following incumbent directors will be nominated for re-election:

                                    Linda M. Autore
                                    Christopher W. Brody
                                    Peter A. Derow
                                    Steven Kotler
                                    Robert H. Steele
                                    Wilmer J. Thomas, Jr.
                                    Dan K. Wassong

          (2) The transaction of such other business as may properly come before the Meeting and at any adjournments thereof.

          Only stockholders of record of the Company's Common Stock, $0.01 par value per share, at the close of business on April 10, 2003, which has been fixed as the record date for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

It is important that your shares be represented and voted at the meeting. You may vote your shares by means of a proxy form by signing, dating and mailing the enclosed proxy card (the "Proxy") in the postage-paid envelope provided or, electronically via the Internet, or by telephone. Stockholders who attend the Meeting may vote their shares personally, even though they have mailed in their Proxies.

Each of these matters is described in more detail in the enclosed Proxy Statement, which constitutes part of this Notice. Please use this opportunity to take part in the Company's affairs by voting your shares.

                                     By Order of the Board of Directors,

                                          Linda M. Autore
                                          President and Chief Executive Officer

April 21, 2003
--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
--------------------------------------------------------------------------------

                                            [LOGO of Moore Medical
                                               The Supply Experts]


                                                           389 John Downey Drive
                                                           New Britain, CT 06050
________________________________________________________________________________

                                 PROXY STATEMENT

                       2003 ANNUAL MEETING OF STOCKHOLDERS

                                  May 22, 2003
________________________________________________________________________________

                INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

The Board of Directors of Moore Medical Corp., a Delaware corporation ("Moore Medical" or the "Company") is asking for your proxy to be voted at the Annual Meeting of Stockholders (the "Meeting") of Moore Medical to be held on Thursday, May 22, 2003 at 11:00 a.m., local time, and at any adjournment or adjournments thereof, at The Michelangelo Hotel, in the Roman Room, located at 152 West 51st Street, New York, NY, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. We are mailing this Proxy Statement and Proxy on or about April 21, 2003 to stockholders of Moore Medical.

Record Date, Outstanding Shares and Quorum

Only stockholders of record at the close of business on April 10, 2003 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting and at any adjournments thereof. On the Record Date, there were 3,189,784 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), outstanding and entitled to vote. There were no other classes of voting securities of the Company outstanding on such Record Date. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock on the Record Date shall constitute a quorum.

Voting Rights and Voting of Proxies

Each holder of Common Stock is entitled to one vote for each share held on the Record Date by such holder. Cumulative voting for directors is not permitted. If a quorum is present, (i) a plurality of the votes cast by the holders of the Common Stock, in person or by proxy at the Meeting, is required for the election of directors, and (ii) the approval of holders of a majority of the votes cast, in person or by proxy at the Meeting, is required (except where Delaware General Corporation Law prescribes a different percentage) to approve any other matter duly presented for action at the Meeting.

Under the rules promulgated by the Securities and Exchange Commission (the "SEC"), boxes and a designated blank space are provided on the Proxy card for stockholders to mark, if they wish, to withhold authority to vote for one or more of the nominees for directors. Votes withheld in connection with the election of one or more of the nominees for director will be excluded from the vote and will have no effect, but will be counted toward the presence of a quorum for the transaction of business at the Meeting. If no direction is indicated, the Proxy will be voted for the election of the nominees for director. The form of Proxy does not provide for abstentions with respect to the election of directors; however, a stockholder present at the Meeting may abstain with respect to such election. The treatment of abstentions and broker "non-votes" with respect to the election of directors is consistent with applicable Delaware law and the Company's By-Laws. Abstentions and broker "non-votes" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. An abstention from a vote with respect to a proposal (other than for the election of directors) will have the same practical effect as a vote against such proposal. However, broker "non-votes" are not deemed to be "votes cast." As a result, broker "non-votes" are not included in the tabulation of the voting result on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations and as such will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for a matter by reducing the total number of shares from which a majority is calculated. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under stock exchange rules a broker nominee who delivers this Proxy Statement to the beneficial owner will be entitled to vote the shares on the election of directors and the ratification of the appointment of auditors, even without the beneficial owner's instructions.

A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) FOR the election of the seven nominees for director; and (ii) in accordance with the judgment of the person or persons voting the Proxies on any other matter that may be properly brought before the Meeting. To the Company's knowledge, no other matter will be presented at the meeting.

Solicitation of Proxies

The Proxy included with this Proxy Statement is solicited by the Board of Directors of Moore Medical for use at the Meeting. You can submit your Proxy by mailing it in the envelope provided. You may also be able to vote your shares by telephone or by the Internet, if these options are provided on your proxy. Instructions for telephone and Internet voting, if applicable, are included with your Proxy.

Moore Medical will pay all expenses of soliciting proxies to be voted at the Meeting. After the Proxies are initially distributed, Moore Medical and/or its agents may also solicit proxies by mail, telephone or in person. We have hired a proxy solicitation firm, D.F. King & Co., Inc. to assist us in soliciting proxies. We will pay D.F. King & Co., Inc. a fee of $4,000 plus their expenses. After the Proxies are initially distributed, we will ask brokers, custodians, nominees and other record holders to forward copies of the Proxy Statement, Proxy and other materials to people for whom they hold shares of Common Stock, and to request that the beneficial holders give them authority to sign the Proxies. We will reimburse record holders for reasonable expenses they incur in forwarding proxy materials to beneficial holders.

Revocation of Proxies

Execution and delivery of a Proxy will not affect a stockholder's right to attend the Meeting and vote in person. A stockholder in whose name shares are registered as of the Record Date and who has given a Proxy may revoke it at any time before it is voted by executing and delivering a written revocation to the Secretary of the Company, by execution and delivery of a later dated Proxy or by attending the Meeting and voting by ballot (which has the effect of revoking the prior Proxy). Attendance at the Meeting, however, will not in and of itself revoke a Proxy.

A stockholder who is a beneficial owner but not registered as the record owner as of the Record Date cannot vote his or her shares except by the stockholder's broker, bank or nominee in whose name the shares are registered as of the Record Date executing and delivering a proxy on his or her behalf or the stockholder attending the Meeting with a proxy or other written authorization to vote from the registered owner and voting.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS,
                             NOMINEES AND OFFICERS

Certain Beneficial Owners

The Company believes the following, based on filings with the SEC, to be the only persons who own beneficially five percent or more of its voting securities outstanding, as of April 2, 2003:


Name and Address of Beneficial Owner                                            Percent of
------------------------------------                             Number         Common Stock
                                                                 of Shares      Outstanding
                                                                 ---------      -----------
Heartland Advisors, Inc. (1)                                     449,400         14.1%
789 North Water St., Milwaukee, WI  53202

Vantage Venture Partners, LP / Christopher W. Brody (2)          210,000          6.6%
610 Fifth Avenue, 7th Floor, New York, NY  10020

Dimensional Fund Advisors, Inc. (3)                              191,100          6.0%
1299 Ocean Avenue, 11th Floor, Santa Monica, CA  90401

Thomas Charitable Foundation (4)                                 186,943          5.9%
272 Undermountain Road, Salisbury, CT  06068

(1) We obtained information about the shares owned by Heartland Advisors, Inc. ("Heartland") from the most recent Schedule 13G filed by Heartland with the SEC on December 31, 2002. Heartland's 449,400 shares may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act") by (1) Heartland by virtue of its investment discretion and in some cases voting power over client securities, which may be revoked; and (2) William J. Nasgovitz, as a result of his position with and stock ownership of Heartland which could be deemed to confer upon him voting and/or investment power over the shares Heartland beneficially owns. Of these 449,400 shares, 282,600 shares also may be deemed beneficially owned within the meaning of Rule 13d-3 of the Exchange Act by Mr. Nasgovitz as a result of his position as an officer and director of Heartland Group, Inc. ("Heartland Group") which could be deemed to confer upon him voting power over the shares Heartland Group beneficially owns.

(2) We obtained information about shares owned by Christopher W. Brody from the most recent Schedule 13D filed by Mr. Brody with the SEC on August 7, 2000. Mr. Brody's 210,000 shares include 50,000 shares owned by Vantage Venture Partners, LP, as to which voting and dispositive power is exercised solely by Mr. Brody in his capacity as Chairman of its general partner, Vantage Partners, LLC.

(3) We obtained information about the shares owned by Dimensional Fund Advisors, Inc. ("Dimensional") from the most recent Schedule 13G filed by Dimensional with the SEC on December 31, 2002. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are referred to as the "Funds." In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the Funds. All securities reported are owned by the Funds. Dimensional has disclaimed beneficial ownership of such securities.

(4) The Thomas Charitable Foundation ("Foundation") is a trust established pursuant to the laws of Florida. We obtained information about the shares owned by the Foundation from a Non-Objecting Beneficial Owners listing as of March 29, 2002. The Foundation's shares are held by the named trust, of which Wilmer J. Thomas, Jr., a director of the Company, as a co-trustee has shared voting and shared investment power. He disclaims a beneficial interest in the securities held by the Foundation.

Ownership of Management

The following table sets forth, as of April 2, 2003, the number of shares of Moore Medical voting securities owned by all executive officers, directors and nominees of Moore Medical individually and as a group. The persons named in the table below have sole voting and investment power with respect to all of the shares of Moore Medical voting securities owned by them, unless otherwise noted.

                                                                                                  Percent
                                                                  Amount/Nature of               of Common
Name of Beneficial Owner                                        Beneficial Ownership             Stock (1)
------------------------                                        --------------------             ---------
Linda M. Autore ..........................................            96,500 (2)                    2.9%
President and Chief Executive Officer, Director
Jon Garrity ..............................................            13,800 (3)                     *
Senior Vice President of Supply Chain and Customer Support
Jerry Flasz ..............................................            10,000 (4)                     *
Executive Vice President Information Systems and Chief
Information Officer
John M. Zinzarella .......................................             1,625 (5)                     *
Vice President of Finance, Treasurer and Chief
Financial Officer
Christopher W. Brody .....................................           210,000 (6)                    6.4%
Director
Peter A. Derow ...........................................            13,000 (7)                     *
Director
Steven Kotler ............................................           155,520 (8)                    4.7%
Director
Robert H. Steele .........................................            84,800 (9)                    2.6%
Chairman of the Board
Wilmer J. Thomas, Jr .....................................           186,943 (10)                   5.7%
Director
Dan K. Wassong ...........................................             1,000                         *
Director
All Current Directors and Executive Officers as a Group
(10 persons) .............................................           773,188 (11)                  23.6%

* Less than 1% of the outstanding shares of Common Stock

(1) Based on 3,276,409 shares which represents issued and outstanding shares of Common Stock on April 2, 2003 (3,189,784), plus 86,625 shares of Common Stock that may be acquired by the person or group indicated pursuant to any options and warrants exercisable within 60 days.

(2) Includes 50,000 shares pledged to the Company to secure a promissory note payable to the Company and 39,500 shares underlying options exercisable within 60 days.

(3)      Includes 12,500 shares underlying options exercisable within 60 days.

(4)      Includes 10,000 shares underlying options exercisable within 60 days.

(5)      Includes 1,625 shares underlying options exercisable within 60 days.

(6) Includes 50,000 shares held by Vantage Venture Partners, LP of which Mr. Brody is Chairman of its general partner, Vantage Partners, LLC, and holds a beneficial interest in Vantage Venture Partners, LLP.

(7)      Includes 3,000 shares underlying options exercisable within 60 days.

(8) Excludes 300 shares owned by Mr. Kotler's wife, of which he disclaims beneficial ownership.

(9)      Includes 20,000 shares underlying options exercisable within 60 days.

(10) Consists of shares held by Thomas Charitable Foundation, of which Mr. Thomas is a Trustee and of which he disclaims beneficial ownership.

(11) Includes 86,625 shares underlying stock options granted to directors and executive officers that are exercisable within 60 days. Also includes 186,943 shares held by Thomas Charitable Foundation and 50,000 shares held by Vantage Venture Partners, LP.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Moore Medical's directors are elected each year at the annual meeting. Seven nominees for director are proposed to be elected at the Meeting. Each director will hold office until the election and qualification of his or her successor or earlier death, removal or resignation. The Board of Directors recommends the election as directors of these nominees. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), Proxies solicited there under will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Nominating Committee of the Board of Directors. Assuming a quorum is present, a plurality of the votes of the shares present, in person or by proxy, at the Meeting is required to elect each of the nominees as a director in accordance with the Company's By-Laws.

Certain Information Regarding Nominees

The following table gives information as of April 2, 2003 concerning the persons intended to be nominated on behalf of the Board of Directors for election as directors. They are now members of the Board of Directors and their current term of office expires at the election and qualification of their successors at the Meeting.

                 Name               Age   Title
                 ----               ---   -----

          Linda M. Autore           52    President and Chief Executive Officer,
                                          Director

          Christopher W. Brody      58    Director

          Peter A. Derow            62    Director

          Steven Kotler             56    Director

          Robert H. Steele          64    Chairman of the Board

          Wilmer J. Thomas, Jr.     76    Director

          Dan K. Wassong            72    Director

Ms. Autore is President and Chief Executive Officer and has been a director of Moore Medical since August 1999. Ms. Autore joined Moore Medical in October 1998 as Senior Vice President Sales and Marketing. She was elected a Member of Office of the President (Chief Executive Office) and to her present position in 1999. Prior to joining Moore Medical, she was Senior Vice President, Worldwide Marketing of Intellution, Inc., a division of Emerson Electric Corp., now a division of GE Finance, from 1997 to 1998. Prior thereto, Ms. Autore was a business development and marketing consultant and also held sales and marketing management positions of increasing responsibility at IBM Corp. for fifteen years.

Mr. Brody has served as a director of Moore Medical since February 2000. Mr. Brody has been the Chairman of Vantage Partners, LLC, a private investment firm since January 1999. From 1971 through 1998, Mr. Brody was a partner of Warburg, Pincus & Co. Mr. Brody serves as a director of Intuit, Inc. and several privately held companies. He is the former Chairman of the National Venture Capital Association.

Mr. Derow has served as a director since November 2001. He serves as a director of CACI, Inc., Dice, Inc. and several other privately held companies. During a 35-year career in the media and communications industries, he served as President and CEO of Newsweek, Inc. and a director of the Washington Post Company, President and CEO of CBS Publishing Group, a director of CBS, Inc. and President and CEO of Institutional Investor, Inc. a wholly-owned subsidiary of Capital Cities/ABC, Inc.

Mr. Kotler has served as a director since 1977. Mr. Kotler has been the Vice Chairman of Gilbert Global Equity Partners, a private equity firm since 2000. He was formerly Co-Chairman, President and Chief Executive Officer of Schroder & Co., Inc. (investment bankers). Mr. Kotler is a director of Del Laboratories, Inc., a cosmetic and drugs company.

Mr. Steele became a director of Moore Medical in 1981. He has served as Chairman of the Board since February 1998. Mr. Steele is Vice Chairman of John Ryan Company, an international financial services marketing firm and has so served since 1997. Mr. Steele is a member of the Board of Directors of NLC Companies (insurance), Scan Optics, Inc. (data entry), Smart Serv OnLine, Inc. (web and wireless service provider) and the New York Mercantile Exchange.

Mr. Thomas has been a director of Moore Medical since 1977. He is a private investor and financial consultant. Mr. Thomas is also a director and the Vice Chairman of American Country Holding Co. (insurance).

Mr. Wassong became a director of Moore Medical in 1994. He is Chairman, President and Chief Executive Officer of Del Laboratories, Inc., a cosmetic and drugs company. Mr. Wassong is also a director of Southern Union Company, a gas utility company.

    The Board of Directors recommends a vote FOR the election of the persons nominated for director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of the Common Stock of the Company to file reports of ownership and changes in ownership with the SEC and the exchange on which the Common Stock is listed for trading. Executive officers, directors and more than ten percent stockholders are required by regulations under the Exchange Act to furnish the Company with copies of all
Section 16(a) reports filed. Based on the Company's review of such reports filed for its fiscal year ended December 28, 2002, the Company believes that all reporting requirements applicable to its executive officers, directors and more than ten percent stockholders were complied with in a timely manner for the year ended December 28, 2002.

Executive Officers

Set forth below are the names, ages and positions of the executive officers of the Company.

     Name              Age   Position
     ----              ---   --------

Linda M. Autore        52    President and Chief Executive Officer

Jon Garrity            41    Senior Vice President of Supply Chain and Customer Support

Jerry Flasz            42    Executive Vice President, Information Systems and Chief
                             Information Officer

John Zinzarella        37    Vice President of Finance, Treasurer and Chief Financial Officer

Mr. Garrity has served as Senior Vice President of Supply Chain since October 1, 2001. Mr. Garrity joined the Company as Vice President of Supply Chain in June 2000. Prior to joining Moore Medical, he was Vice President of Logistics for Remington Products from 1998 to 2000 and with the BIC Corporation from 1989 to 1998 in various supply chain capacities.

Mr. Flasz has served as Chief Information Officer and Executive Vice President, Information Systems since January 15, 2001. Prior to joining Moore Medical, he was Vice President of eCommerce/End User Computing Information Systems, Revlon Corporation, from 1998 to 2001; and Vice President of Operations, A.P. Products LTD, from 1993 to 1998.

Mr. Zinzarella is a certified public accountant who joined Moore Medical in October 2001 as Vice President, Controller and Chief Accounting Officer. On July 12, 2002, he assumed the role of Interim Chief Financial Officer. On November 14, 2002, the Moore Medical Board of Directors elected him Vice President of Finance, Treasurer and Chief Financial Officer. Prior to joining Moore Medical, he held various financial management positions with Aventis Pasteur from 1999 to 2001 and Wyeth Ayerst Laboratories from 1991 to 1999. Prior to 1991, he began his career with Ernst & Young and was a member of its audit group.

Meetings of Board and Committees

Board of Directors

The Board of Directors is responsible for supervision of the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The Board of Directors held five meetings during 2002 at which formal action was taken. All directors attended 75% or more of the aggregate number of meetings of the Board and Committees of the Board on which he or she served that were held during his or her period of service. Following the Meeting, the Board will consist of seven directors. In the interim, between annual meetings, the

Board has the authority under the By-Laws to increase or decrease the size of the Board and fill vacancies.

Committees of the Board

The Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee are the standing committees of the Board of Directors. Following are the names of the directors currently serving on each committee:


Executive                      Audit                    Compensation              Nominating
---------                      -----                    ------------              -----------

Steven Kotler*                 Peter A. Derow           Peter A. Derow            Steven Kotler
Robert H. Steele               Steven Kotler            Steven Kotler             Wilmer J. Thomas, Jr.
Wilmer J. Thomas, Jr.          Robert H. Steele*        Wilmer J. Thomas, Jr.

* Chair

Executive Committee

The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by Delaware General Corporation Law may not be delegated. The committee meets as often as necessary, and all actions by the committee are reported at the next Board of Directors meeting. The committee held one meeting in 2002.

Audit Committee

The Audit Committee is responsible for reviewing reports of the Company's financial results, audits, internal controls and compliance with federal procurement laws and regulations. The committee recommends to the Board of Directors the selection of the Company's independent accountants and reviews their procedures for ensuring their independence with respect to the services performed for the Company. Moore Medical's Board of Directors adopted a written charter for the Audit Committee during 2000.

The Audit Committee is composed of outside directors who are not officers or employees of Moore Medical. In the opinion of the Board, as "independent" is defined under the standards of the American Stock Exchange, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of the committee. The committee held seven meetings during 2002.

Nominating Committee

The Nominating Committee advises and makes recommendations to the Board on all matters concerning directorship practices and compensation for non-employee directors and recommendations concerning the functions and duties of the committees of the Board. The committee held no meeting in 2002.

The Nominating Committee also considers nominees recommended by stockholders of the Company. Stockholders wishing to submit recommendations for the 2004 Annual Meeting must comply with the procedures, requirements and time limitations set forth in the Company's By-laws and outlined in this Proxy Statement under STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2004 ANNUAL MEETING - Nominating Procedures.

Compensation Committee

The Compensation Committee has responsibility for administering and approving all elements of compensation for elected corporate officers and certain other senior management positions. It also approves, by direct action or through delegation, participation in bonus and option programs. The committee reports to stockholders on executive compensation items as required by the SEC. The committee held two meetings in 2002.

Compensation of Directors

A director who is not also a salaried employee receives an annual fee of $8,000 plus $1,000 for each Board meeting attended. A member of the Executive Committee who is not a salaried employee receives an annual additional fee of $1,000 for services in such capacity. A member of the Audit Committee receives $2,000 annually for services in such capacity. In addition, pursuant to Board action,
(i) Mr. Steele is paid a fee of $100,000 per annum as the non-executive Chairman of the Board of Directors for Board services, (ii) Mr. Kotler is paid a fee of $50,000 per annum as Chairman of the Executive Committee, and (iii) Mr. Thomas is paid a fee of $50,000 per annum under a consulting arrangement with the Company. Directors are reimbursed for related expenses.

The following Compensation Committee, Audit Committee and Executive Committee Reports do not constitute soliciting material and shall not be deemed "filed" or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates these Compensation Committee, Audit Committee and Executive Committee Reports by reference therein.

Compensation Committee Report

In 2002, the Committee approved all forms of compensation for Named Officers including employment agreements, base salaries, annual bonuses and stock options. Mr. Derow was appointed by the Board of Directors to the Compensation Committee in September 2002 joining Messrs. Kotler and Thomas on the Committee.

Key senior executive officers entered into employment agreements with the Company during 2002: Linda M. Autore, the Company's President and Chief Executive Officer since August 1999, entered into an amended and restated employment agreement dated as of October 25, 2002; Jerry Flasz, its Executive Vice President and Chief Information Officer since January 15, 2001, entered into an amended and restated employment agreement as of October 25, 2002; and Jon Garrity, the Company's Senior Vice President of Supply Chain since October 1, 2001, entered into an amended and restated employment agreement dated October 25, 2002. Each employment agreement provided for a compensation package consisting of a base salary and the potential for an annual bonus under the current year's Executive Officers' Bonus Plan.

During June 2002, James R. Simpson resigned from the Company to pursue other business interests. The Compensation Committee approved a severance agreement that paid Mr. Simpson approximately $123,000 in fiscal 2002. Upon Mr. Simpson's termination, he was given 60 days to exercise all stock options that were vested, but none were exercised by Mr. Simpson prior to their expiration.

The Committee aligned the value of the Named Officers' compensation packages with those of the stockholders by tying the cash bonus compensation to the Company's financial performance, through the 2002 Corporate Bonus Plan. The components of the Named Officers' compensation packages, which the Committee reviewed and approved, were, accordingly:

Base Salaries. Base salaries reflected the achievements, responsibilities and experience of the individual, as well as competitive conditions in the executive employment market.

Annual Bonuses. In 2002, incentive bonuses for Named Officers under the 2002 Corporate Bonus Plan were approved by the Committee. This plan entitled Named Officers to earn bonuses, ranging from 0% to 20% of their annual salaries, if the Company's net revenue and earnings before interest and taxes exceeded specified amounts.

                     Peter Derow
                     Steven Kotler
                     Wilmer J. Thomas, Jr.


Executive Committee Report on CEO Compensation

Ms. Autore has served as President and Chief Executive Officer since August 1999. Her 2002 compensation was determined by her employment agreement and was based on establishing and achieving the Company's short-term business goals and long-term strategic plans. See "Executive Compensation and Other Benefits - Employment Related Agreements". She received a base salary of $295,550 during the year 2002.

                     Steven Kotler, Chair
                     Robert H. Steele
                     Wilmer J. Thomas, Jr.

Audit Committee Report

Management is responsible for the preparation and integrity of the Company's financial statements. The Committee reviewed the Company's audited financial statements for the fiscal year ended December 28, 2002 and met with both management and PricewaterhouseCoopers LLP, the Company's independent auditors (the "Auditors") to discuss those financial statements, including the critical accounting policies on which the financial statements are based. Management and the Auditors have represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Committee is composed of three directors, each of whom meet the independence requirements of the applicable American Stock Exchange. The Committee operates under a written charter adopted by the Board of Directors.

For the fiscal year ended December 28, 2002, the Committee also discussed with the Auditors the matters required to be discussed by SAS 61 Codification of Statements on Auditing Standards (AU ss. 380). The Audit Committee has received the written disclosures and the letter from the Auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the Auditors their independence. Based on the review and discussions described in this paragraph, the Audit Committee recommended to the Board of Directors of the Company that the Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002.

The Audit Committee concluded that the non-audit services rendered in 2002 did not impair the independence of PricewaterhouseCoopers LLP.

                                                     Robert H. Steele, Chair
                                                     Peter A. Derow
                                                     Steven Kotler

APPOINTMENT OF  INDEPENDENT AUDITORS

In past years, the Audit Committee has recommended the appointment of independent auditors for the current year to the Board of Directors, which in turn has recommended ratification of such appointment by our stockholders. This year, the Audit Committee has decided to evaluate several independent auditing firms before making a selection. There are no disagreements with our current auditors, PricewaterhouseCoopers, but the Audit Committee believes it is prudent and good corporate governance to explore the market in order to evaluate and assess several auditing firms before hiring an outside auditor. Accordingly, the stockholders are not being asked to ratify the appointment of independent auditors to audit the Company's financial statements for the fiscal year ending December 27, 2003. The Audit Committee and the Board of Directors intend to make a decision with respect to the appointment of independent auditors for the fiscal year ending December 27, 2003 later this year.

Representatives of PricewaterhouseCoopers LLP, our independent auditors for the fiscal year ended December 28, 2002, are expected to be present at the Meeting. They will have the opportunity to make a statement at the Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee reviewed aggregate fees paid to PricewaterhouseCoopers LLP for services related to fiscal year 2002 which were as follows:

                        Audit Fees:                          $ 221,500
                        All Other Fees:
                          Tax planning and compliance           26,435
                                                             ---------
                                                             $ 247,935
                                                             =========

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Executive Compensation

The following table sets forth the annual and long-term compensation for the fiscal year ended December 28, 2002 and for the two prior fiscal years for Linda
M. Autore, the Company's President and Chief Executive Officer, the three other most highly compensated executive officers of the Company (the "Named Officers"), and one Vice President who served in such capacity on December 28, 2002 and whose total annual compensation exceeded $100,000 in said fiscal year and the compensation paid to the former Executive Vice President and Chief Financial Officer. The Company has not granted stock appreciation rights.

                                                 Summary Compensation Table

                                                                                       Long-Term
                                                             Annual Compensation      Compensation
                                                             -------------------        Awards
                                                                                        ------
                                                                                       Securities
                    Name and                                                          Underlying        All Other
              Principal Position                   Year      Salary       Bonus        Options        Compensation
              ------------------                   ----        ($)          ($)           (#)              ($)
                                                             -----        ------       -------        ------------
Linda M. Autore,                                   2002      295,550      27,957          --            18,069 (2)
President and Chief Executive Officer since        2001      279,567        --            --             4,800 (1)
August 17, 1999, Member Office of the              2000      260,577        --          27,000           4,800 (1)
President (Chief Executive Office)
June 15, 1999-August 17, 1999, Senior Vice
President Sales and Marketing since October
1998

Jerry Flasz,                                       2002      225,000      20,192          --             4,800 (1)
Executive Vice President and Chief Information     2001      193,896        --          20,000           4,365 (1)
Officer since January 2001                         2000        --           --            --               --

Jon Garrity,                                       2002      190,769      13,832          --             4,800 (1)
Senior Vice President of Supply Chain since        2001      153,692        --          10,000           4,611 (1)
November 2001, Vice President of Supply Chain      2000       72,500        --          10,000           1,950 (1)
from June 2000 until November 2001

James R. Simpson,                                  2002      130,334      18,529          --           136,662 (3)
Executive Vice President and Chief Financial       2001      185,288        --          30,000           3,390 (1)
Officer since March 2001 until June 2002           2000        --           --            --               --


John M. Zinzarella,                                2002      145,077       2,150        10,000             710 (1)
Vice President of Finance, Treasurer and Chief     2001       23,885        --           6,500             --
Financial Officer since November 14, 2002,         2000        --           --            --               --
Vice President and Controller (October 15,
2001 until November 13, 2002)


                                       15

Patrick F. Early Jr.,                              2002      133,846      23,365          --             4,716 (1)
Vice President, Logistics and Purchasing since     2001      103,846        --           3,000           2,668 (1)
February 2001                                      2000        --           --            --               --

(1) Consists of the Company's contribution to the Named Officer's retirement account under its defined contribution plan.

(2) Included in Ms. Autore's other compensation for 2002 is $4,800, which consists of the Company's contribution to Ms. Autore's retirement account under its defined contribution plan, and $13,269, which represents a payment for unused earned vacation.

(3) Included in Mr. Simpson's other compensation for 2002 is $122,887 paid under a severance agreement, $9,038 paid for unused earned vacation and the Company's contribution of $4,737 to Mr. Simpson's retirement account under its defined contribution plan.


Employment Related Agreements

Ms. Autore has an amended and restated employment agreement, dated as of October 25, 2002, to continue to serve as the Company's President and Chief Executive Officer for a term starting October 25, 2002 and ending December 31, 2003. Under the agreement, Ms. Autore's 2002 annual base salary rate was $295,550 and for 2003 and thereafter, at an annual rate of $295,550, plus an inflationary adjustment for 2003.

Mr. Garrity has an amended and restated employment agreement, dated October 30, 2002, to continue to serve as the Company's Senior Vice President of Supply Chain and Customer Support effective October 25, 2002 and ending December 31, 2003. Under the agreement, Mr. Garrity's 2003 annual base salary rate is $200,000, plus an inflationary adjustment for 2003.

Mr. Flasz has an amended and restated employment agreement, dated October 25, 2002, to continue to serve as the Company's Chief Information Officer effective October 25, 2002 and ending December 31, 2003. Under the agreement, Mr. Flasz's 2003 annual base salary rate is $225,000, plus an inflationary adjustment for 2003.

Mr. Zinzarella has an employment agreement, dated February 10, 2003 to serve as the Company's Vice President of Finance, Treasurer and Chief Financial Officer for a term starting February 10, 2003 and ending December 31, 2003. Under the agreement, Mr. Zinzarella's 2003 annual base salary rate is $175,000, plus an inflationary adjustment for 2003. Detailed information on Mr. Zinzarella's options can be found in the table "Option Grants in Last Fiscal Year".

Each executive officer's employment agreement or amended and restated employment agreement entitles him or her to participate under the Executive Officers' Bonus Plan, in effect for the applicable fiscal year, entitling each a percentage of his/her annual salary if the Company obtains specific key metrics (as defined in the plan). Under the Company's 2001 - 2002 Change of Control and Position Payment Plan, each executive officer participates under the plan entitling each to a payment equal to a percentage ranging from 75% to 100% of his/her salary in the event of a change of control (as defined in the plan) followed by a termination of employment on or following a change of position (as defined in the plan) within twelve months after the change of control. In the event an executive officer becomes entitled to a severance payment, he or she will also be entitled to acceleration of exercisability of 50% of the otherwise unexercisable installments of the stock options granted when such officer entered into his or her employment agreement.

Defined Benefit Plans

The following table shows the estimated annual benefits payable under the Plan upon retirement at age 65 to persons in specified remuneration and years-of-service classifications:

         Average Highest
         Consecutive                            Years of Service
         5 Years'          -------------------------------------------------------------
         Compensation      10 Years         15 Years          20 Years          25 Years
         ------------      --------         --------          --------          --------
         $130,000          $19,392          $29,088           $38,784           $48,480

         $140,000          $21,242          $31,863           $42,484           $53,105

         $150,000          $23,092          $34,638           $46,184           $57,730

         $160,000          $24,942          $37,413           $49,884           $62,355

         $170,000          $26,792          $40,188           $53,584           $66,980

The Company has a noncontributory, defined benefit pension plan (the "Plan"). Under the Plan, retirement benefits are based on the number of years of service (up to a maximum of 25 years) multiplied by the sum of (i) 1.25% of the employee's average base compensation during the highest consecutive five years, and (ii) 0.6% of such compensation in excess of earnings for Social Security benefits as promulgated in an Internal Revenue Service "Covered Compensation Table Number l"; the normal form of payment is a single life annuity with ten
(10) years certain. Base compensation taken into account under the Plan is equal to the salary reported in the Summary Compensation Table, except that the Internal Revenue Code limits the compensation that may be taken into account in calculating benefits payable under the Plan to $170,000 (as such may change from time to time). Ms. Autore will have 17 years, Mr. Flasz will have 25 years, Mr. Garrity will have 27 years, Mr. Zinzarella will have 29 years and Mr. Early will have 19 years of service assuming retirement from the Company at age 65.

Stock Options

                        Option Grants in Last Fiscal Year

The following table sets forth information concerning the number of options granted and the potential realized value of the stock options granted to each of the Company's Named Officers to whom options were granted during its fiscal year ended December 28, 2002:

Individual Grants

                                                Percent of                                     Potential
                                                  Total                                   Realizable Value at
                                 Number of       Options       Exercise                      Assumed Annual
                                Securities      Granted to        or                      Rates of Stock Price
                                Underlying      Employees        Base                       Appreciation for
                                  Options       in Fiscal       Price     Expiration          Option Term
             Name               Granted (#)        Year         ($/Sh)       Date           5% ($)    10% ($)
             ----               -----------        ----         ------       ----           -------   -------
  John M. Zinzarella             10,000(1)        19.5%         $7.70      11/26/07         21,274     47,009


(1) The options were granted at fair market value and vest over four years in equal installments.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

The following table sets forth information concerning options exercised during the fiscal year ended December 28, 2002 and the number of unexercised options and the imputed value thereof held by the Named Officers at December 28, 2002:

                                                          Number of Securities         Value of Unexercised
                                                         Underlying Unexercised            In-the-Money
                                                              Options at                   Options at
                              Shares                      Fiscal Year-End (#)           Fiscal Year-End($)
                             Acquired                     -------------------           ------------------
                            on Value
             Name          Exercise (#)  Realized ($)  Exercisable   Unexercisable  Exercisable   Unexercisable
             ----          ------------  ------------  -----------   -------------  -----------   -------------
  Linda M. Autore               --           --          32,750         17,250          --             --

  Jerry Flasz                   --           --           5,000         15,000        $5,750        $17,250

  Jon Garrity                   --           --          12,500          7,500          --             --

  John M. Zinzarella            --           --           1,625         14,875          --             --

  Patrick F. Early, Jr.         --           --             750          2,250          --             --

Compensation Committee Interlocks and Insider Participation

The current members of the Company's Compensation Committee are Messrs. Derow, Kotler and Thomas, none of whom is or has been an officer or an employee of the Company. There were no "Compensation Committee Interlocks" during fiscal year 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness of Management

On January 11, 2001, the Board of Directors authorized the sale of 50,000 shares of common stock from the Company's treasury at the then current market price to Ms. Autore, President and Chief Executive Officer of the Company, in consideration of Ms. Autore's execution and delivery of a promissory note in the principal amount of $281,250. The promissory note bears an interest rate of 6.0% per annum and is secured by said shares. The largest aggregate amount of indebtedness outstanding during 2002 was $316,250. As of March 29, 2003, the amount due to the Company under the Ms. Autore's note was $321,018.

                     COMPARISON OF TOTAL STOCKHOLDER RETURN

The graph below compares the cumulative total stockholders' return of the Common Stock of the Company for the last five years with the American Stock Exchange Composite Index and a composite index of Medical, Dental & Hospital Equipment & Supply companies. The peer group composite index consists of the following six companies within SIC Code 5047 Medical, Dental and Hospital Equipment and Supplies (weighting based upon market capitalization): Henry Schein, Inc.
(HSIC), Owens & Minor Inc. (OMI), Prod-Dex, Inc. (PDEX), PSS World Medical, Inc.
(PSSI), and Chindex International, Inc. (CHDX). The graph plots the value of a $100 investment on December 31, 1997, assuming that all dividends were reinvested.

  [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL]

                             Return to Shareholders
                              Moore Medical Corp.
                                INDEXED RETURNS

                                 Base
                                 Period
                                 Dec. 97    Dec. 98    Dec. 99   Dec. 00    Dec. 01    Dec. 02
                                 -------    -------    -------   -------    -------    -------
Moore Medical Corp.                 100      124.08      89.61     44.85       79.5      65.72
American Stock Exchange Index       100      107.35     141.64    131.37     122.26      99.88
Peer Group Composite Index          100      120.97      44.33     94.19      102.2     113.09

                                  ANNUAL REPORT

All stockholders of record as of April 10, 2003 are being sent concurrently with this Proxy Statement a copy of the Company's 2002 Annual Report. The 2002 Annual Report is not incorporated by reference into this Proxy Statement and is not to be deemed a part hereof. The Company's consolidated financial statements for the fiscal years ended December 30, 2000, December 29, 2001 and December 28, 2002, as well as additional information required to be provided to stockholders pursuant to Rule 14a-3(b) under the Exchange Act, are included in the 2002 Annual Report.

          STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2004 ANNUAL MEETING

Stockholder Proposals

If a Stockholder intends to present a proposal at the Company's 2004 Annual Meeting of Stockholders and seeks to have the proposal included in the Company's Proxy Statement relating to that meeting, pursuant to Rule 14a-8 of the Exchange Act, the proposal must be received by the Company no later than the close of business on December 22, 2003. A stockholder may present a proposal not included in said Proxy Statement at the Company's 2004 Annual Meeting of Stockholders only if it is presented in compliance with the Company's By-Laws and the Company has notice of such a matter no later than April 16, 2004; however, nominations are governed by special By-Law procedures (described below). Any proposal submitted after April 16, 2004 will be considered untimely and the Company's proxies will have discretionary voting authority with respect to such matter. Any proposals, as well as any related questions, should be directed to the Chief Financial Officer of the Company.

Nominating Procedures

The Company's By-Laws provide that any stockholder entitled to vote for the election of directors may nominate persons for election as directors only if such stockholder has given written notice of such stockholder's intent to make such nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, in care of the Chief Financial Officer, Moore Medical Corp., P.O. Box 1500, New Britain, CT 06050, not later than 60 days before the date of an annual meeting and not less than seven days after the date on which notice of a special meeting is first given to stockholders. Each such notice shall set forth:

          (a) The name and address of the stockholder who intends to make the nominations and of the person or persons to be nominated;

          (b) A representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (c) A description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

          (d) Such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

          (e) The consent of each nominee to serve as a director of the Company if so elected.

The presiding officer of the annual or special meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The Company has not received notice of nominations other than those proposed by management for election at the meeting.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote Proxies given in said form, or otherwise act in respect of such matters in accordance with their best judgment.

It is important that Proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if the Proxy is mailed in the enclosed envelope in the United States.

A STOCKHOLDER MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 28, 2002 WITHOUT CHARGE BY WRITING TO: CHIEF FINANCIAL OFFICER, MOORE MEDICAL CORP., P.O. BOX 1500, NEW BRITAIN, CONNECTICUT 06050, OR E-MAIL TO: WWW.IR@MOOREMEDICAL.COM.

This Proxy Statement and the Company's Annual Report on Form 10-K are also available on the Company's web site at www.mooremedical.com.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            JOSEPH GREENBERGER, ESQ.
                                            Secretary

April 21, 2003

--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              MOORE MEDICAL CORP. - ANNUAL MEETING OF STOCKHOLDERS
                             Thursday, May 22, 2003

The undersigned hereby appoints JOHN M. ZINZARELLA and JOSEPH GREENBERGER, and each of them, with the full power of substitution, and as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at The Michelangelo Hotel, in the Roman Room, located at 152 West 51st Street, New York, NY 10019, on Thursday, May 22, 2003 at 11:00 a.m., local time and at any adjournment or postponement thereof, and to vote all the shares of stock the undersigned would be entitled to vote if personally present at the meeting as indicated on the reverse side.

                              (To be signed below)

--------------------------------------------------------------------------------


[X] Please mark your votes as in this example
The Board of Directors recommends a vote FOR Proposal 1.


                                    FOR               WITHHOLD
                                all nominees       authority to vote         Nominees: Linda M. Autore, Christopher Brody
                             (see instructions)    for all nominees          Peter A. Derow, Steven Kotler,
Item 1. ELECTION OF                                                          Robert H. Steele, Wilmer J. Thomas, Jr.
        DIRECTORS                   [_]                 [_]                  Dan K. Wassong

Instruction: To withhold authority to vote for any nominee(s), print the name(s) on the line below.

________________________________________________________________________________

Item 2. IN THEIR DISCRETION THE PROXIES
        ARE AUTHORIZED TO VOTE UPON
        SUCH OTHER BUSINESS AS MAY
        PROPERLY COME BEFORE THE
        MEETING

The shares represented by this proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR Item 1 and pursuant to
Item 2.

SIGNATURE(S)________________________________ DATE____________________________


NOTE REGARDING SIGNATURE: Please sign and date as name appears hereon and return promptly. Joint owners should each sign. When signing as Corporate Officer, Partner, Executor Administrator, Trustee or Guardian, please give full title. Please note any change in your address alongside the address as it appears hereon.